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                                                                 EXHIBIT 99.1

                                [Letterhead of]

                           FARMLAND INDUSTRIES, INC.

                                                            November __, 1995


Farmland Industries, Inc.
3315 North Oak Trafficway
Kansas City, Missouri 64116-0005

Ladies and Gentlemen:

     I am acting as the General Counsel for Farmland Industries, Inc., a Kansas corporation (the "Company"), in connection with Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 33-61709) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the contemplated issuance by the Company from time to time of up to $200,000,000 aggregate public offering price of debt securities of the Company, which may be issued pursuant to an Indenture to be entered into between the Company and The Chase Manhattan Bank (National Association), as trustee (the "Trustee"). Capitalized terms used herein have the meanings set forth in the Registration Statement, unless otherwise defined herein.

     I have examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and documents as I have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In all such examinations, I have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to me as conformed or reproduction copies. As to various questions of fact relevant to such opinions, I have relied upon, and assumed the accuracy of, certificates and statements and other information of public officials, officers or representatives of the Company and others.

     Based upon the foregoing, and subject to the limitations set forth herein, I hereby confirm the opinions attributed to me in the Registration Statement.
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                                      -2-

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the captions "Legal Matters" in the Prospectus and "Legal Matters" in any Prospectus Supplement forming a part of the Registration Statement. In giving these consents, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

     The opinions expressed herein are solely for the benefit of the Company and the Trustee (who may rely on this letter as though it were an addressee) and may not be relied upon in any manner or for any purpose by any other person and may not be quoted in whole or in part without my prior written consent.

                                            Very truly yours,



                                            Robert B. Terry